WATFORD REPORTS 2019 SECOND QUARTER RESULTS
PEMBROKE, Bermuda, July 29, 2019 -- (GLOBE NEWSWIRE)-- WATFORD HOLDINGS LTD. (“Watford” or the “Company”) (NASDAQ: WTRE) today reported net income of $13.8 million, after payment of $4.9 million of preferred dividends, for the three months ended June 30, 2019, compared to net income of $9.1 million, after payment of $4.9 million of preferred dividends, in the same period in 2018. The results included:

•
Net income available to common shareholders of $13.8 million, or $0.61 per diluted common share, a 5.8% annualized return on average equity, compared to net income of $9.1 million, or $0.41 per diluted common share, a 3.8% annualized return on average equity for the 2018 second quarter[1];

•	Book value per diluted common share of $42.07 at June 30, 2019, a 1.3% increase from March 31, 2019 and a 7.3% increase from December 31, 2018;

•
Combined ratio of 103.5%, comprised of a 73.6% loss ratio, a 23.4% acquisition expense ratio and a 6.5% general and administrative expense ratio, compared to a combined ratio of 100.6% for the prior year second quarter, comprised of a 73.4% loss ratio, a 23.8% acquisition expense ratio and a 3.4% general and administrative expense ratio;

•
Net interest income of $26.4 million, a 1.2% yield on average net assets for the 2019 second quarter, compared to net interest income of $26.0 million and a 1.3% yield on average net assets for the 2018 second quarter; and

•
Net investment income of $23.8 million, a 1.1% return on average net assets for the 2019 second quarter, compared to net investment income of $13.8 million and a 0.7% return on average net assets for the 2018 second quarter.

•
In addition, on July 2, 2019, the Company completed an offering of $175.0 million of 6.5% senior notes, with a maturity date of July 2, 2029. The net proceeds from the offering will be used in part to redeem a substantial portion of the Company’s 8.5% cumulative redeemable preference shares on August 1, 2019.

Commenting on the 2019 second quarter financial results, John Rathgeber, CEO of Watford, said:
“We are pleased with our results for the 2019 second quarter. The combined ratio of 103.5% when adjusted for other underwriting income and certain corporate and non-recurring expenses, was 99.9%. Our loss reserves for prior accident years continued to hold up well, with slight net favorable development in the quarter.
Net interest income, at $26.4 million, was strong, while realized and unrealized investment gains were essentially flat.
Through six months, our total shareholders’ equity has increased 8.1% from year-end 2018 and we continue to be optimistic about continued strong book value growth. Insurance and reinsurance market conditions are improving in most lines of business. There is a growing industry consensus
1 Annualized return on average equity represents net income (loss) expressed as a percentage of average common shareholders’ equity during the period. Annualized return on average equity for the three months ended June 30, 2019 and 2018 is calculated by extrapolating the quarterly return on average equity over a twelve-month period. For the three-month period, the average common shareholders’ equity is calculated as the average of the beginning and ending common shareholders’ equity of each quarterly period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

that we have entered a new phase of the market cycle, with a noticeably more favorable pricing environment.
During the quarter, the Company’s financial strength ratings of A- (Excellent) and A were reaffirmed by both A.M. Best and Kroll Bond Rating Agency, respectively. The Company also completed a $175.0 million 10-year senior note offering with a coupon of 6.5%. The net proceeds will be used to redeem approximately 75% of our 8.5% cumulative redeemable preference shares, which will result in substantial savings in interest and preferred dividend expense going forward.”
Underwriting
The following table summarizes the Company’s underwriting results on a consolidated basis:

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
	($ in thousands)
Gross premiums written	$161,978	$175,175	(7.5)%	$348,667	$389,045	(10.4)%
Net premiums written	119,370	140,586	(15.1)%	264,757	320,138	(17.3)%
Net premiums earned	151,318	159,518	(5.1)%	297,412	296,265	0.4%
Underwriting income (loss) (1)	(5,266)	(1,006)	(423.5)%	(11,236)	(2,268)	(395.4)%

			% Point Change			% Point Change
Loss ratio	73.6%	73.4%	0.2%	74.7%	72.6%	2.1%
Acquisition expense ratio	23.4%	23.8%	(0.4)%	23.3%	24.6%	(1.3)%
General & administrative expense ratio	6.5%	3.4%	3.1%	5.8%	3.5%	2.3%
Combined ratio	103.5%	100.6%	2.9%	103.8%	100.7%	3.1%
Adjusted combined ratio (2)	99.9%	99.6%	0.3%	101.1%	99.6%	1.5%
(1) Underwriting income (loss) is a non-U.S. GAAP financial measure and is calculated as net premiums earned, less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses. See “Comments on Regulation G” for further discussion, including a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders.
(2) Adjusted combined ratio is a non-U.S. GAAP financial measure and is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss). See “Comments on Regulation G” for further discussion, including a reconciliation of our adjusted combined ratio to our combined ratio.
The following table shows the components of our loss and loss adjustment expenses for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums
	($ in thousands)
Current year	$111,494	73.7%	$117,780	73.8%	$222,395	74.8%	$215,166	72.6%
Prior year development (favorable)/adverse	(78)	(0.1)%	(639)	(0.4)%	(129)	(0.1)%	(36)	—%
Loss and loss adjustment expenses	$111,416	73.6%	$117,141	73.4%	$222,266	74.7%	$215,130	72.6%

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following table provides summary information regarding premiums written and earned by line of business:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ in thousands)
Gross premiums written:
Casualty reinsurance	$32,557	$56,399	$108,158	$142,362
Other specialty reinsurance	37,836	49,150	62,134	113,649
Property catastrophe reinsurance	5,929	3,542	11,921	7,387
Insurance programs and coinsurance	85,656	66,084	166,454	125,647
Total	$161,978	$175,175	$348,667	$389,045

Net premiums written:
Casualty reinsurance	$32,077	$55,825	$107,142	$141,520
Other specialty reinsurance	36,523	45,255	59,705	102,793
Property catastrophe reinsurance	5,621	3,339	11,603	7,173
Insurance programs and coinsurance	45,149	36,167	86,307	68,652
Total	$119,370	$140,586	$264,757	$320,138

Net premiums earned:
Casualty reinsurance	$67,506	$75,499	$130,819	$143,240
Other specialty reinsurance	42,635	50,506	87,196	88,284
Property catastrophe reinsurance	3,119	2,326	6,090	4,962
Insurance programs and coinsurance	38,058	31,187	73,307	59,779
Total	$151,318	$159,518	$297,412	$296,265
Results for the three months ended June 30, 2019 versus 2018:
Gross and net premiums written and net premiums earned in the 2019 second quarter were 7.5%, 15.1% and 5.1% lower, respectively, than the 2018 second quarter. The decrease in premiums reflected a reduction in casualty reinsurance and other specialty reinsurance premiums written, offset in part by an increase in insurance programs and coinsurance in the 2019 second quarter.
The loss ratio was 73.6% in the 2019 second quarter, in-line with 73.4% in the 2018 second quarter. Across all lines, net loss reserve development was slightly favorable and had a negligible impact on the 2019 second quarter loss ratio. This compares to 0.4 points of net favorable loss reserve development in the 2018 second quarter.
The acquisition expense ratio was 23.4% in the 2019 second quarter, compared to 23.8% in the 2018 second quarter, reflecting changes in the mix and type of business.
The general and administrative expense ratio was 6.5% in the 2019 second quarter, compared to 4.9% in the 2019 first quarter and 3.4% in the second quarter of 2018. The 1.6 point increase this quarter versus the first quarter of 2019 reflected the timing of certain long-term incentive compensation expenses, including a one-time accelerated expense equating to approximately 1.0% of earned premium. The 3.1 point increase versus the prior year second quarter was attributable to ongoing public company expenses, as well as the timing of long-term incentive compensation expenses mentioned above. Removing certain corporate non-operating and non-recurring expenses, our adjusted general and administrative expense ratio was 3.3% in the 2019 second quarter compared to 3.5% in the first quarter of 2019.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Investments
The following table summarizes the Company’s key investment returns on a consolidated basis:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ in thousands)
Interest income	$38,596	$36,481	$81,737	$71,126
Investment management fees - related parties	(4,570)	(4,156)	(8,979)	(8,302)
Borrowing and miscellaneous other investment expenses	(7,611)	(6,283)	(15,909)	(12,643)
Net interest income	26,415	26,042	56,849	50,181
Realized gains (losses) on investments	789	(1,750)	2,071	(13,391)
Unrealized gains (losses) on investments	(1,725)	(8,864)	30,713	771
Investment performance fees - related parties	(1,692)	(1,602)	(7,492)	(4,199)
Net investment income (loss)	$23,787	$13,826	$82,141	$33,362

Unrealized gains on investments (balance sheet)	$35,228	$43,535	$35,228	$43,535
Unrealized losses on investments (balance sheet)	(113,937)	(48,447)	(113,937)	(48,447)
Net unrealized gains (losses) on investments (balance sheet)	$(78,709)	$(4,912)	$(78,709)	$(4,912)

Net interest income yield on average net assets (1)	1.2%	1.3%	2.7%	2.6%
Non-investment grade portfolio (1)	1.6%	1.7%	3.5%	3.3%
Investment grade portfolio (1)	0.6%	0.5%	1.2%	0.9%
Net investment income return on average net assets (1)	1.1%	0.7%	3.9%	1.7%
Non-investment grade portfolio (1)	1.2%	1.0%	4.6%	2.8%
Investment grade portfolio (1)	1.0%	0.2%	2.1%	(0.4)%

Net investment income return on average total investments (2)	0.8%	0.5%	2.9%	1.3%
Non-investment grade portfolio (2)	1.0%	0.8%	3.7%	2.3%
Investment grade portfolio (2)	1.0%	0.2%	2.1%	(0.4)%
(1) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. For the three- and six-month period, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, revolving credit agreement borrowings are not subtracted from the net assets calculation. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net interest income yield on average net assets and net investment income return on average net assets.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments. For the three- and six-month period, average total investments is calculated using the averages of each quarterly period. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net investment income return on average total investments.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following chart shows the composition of our non-investment grade and investment grade portfolios as of June 30, 2019:

As of June 30, 2019
Non-Investment Grade
($ in millions)
Total non-investment grade investments	$1,833.5

Portfolio allocation by asset class:
Term loans	57.0%
Corporate bonds	17.4%
Asset-backed securities	10.6%
Short-term investments	6.7%
Equities	6.6%
Other investments	1.3%
Mortgage-backed securities	0.4%
Total	100.0%

As of June 30, 2019
Investment Grade
($ in millions)
Total investment grade investments	$936.6

Portfolio allocation by asset class:
U.S. government and government agency bonds	39.2%
Corporate bonds	16.2%
Asset-backed securities	15.7%
Non-U.S. government and government agency bonds	14.7%
Short-term investments	11.6%
Mortgage-backed securities	1.8%
Municipal government and government agency bonds	0.8%
Total	100.0%

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Corporate Function
The Company has a corporate function that includes general and administrative expenses related to corporate activities, net foreign exchange gains (losses), income tax expense and items related to the Company’s contingently redeemable preferred shares.
There was a net foreign exchange loss for the 2019 second quarter of $0.4 million, compared to net foreign exchange gains for the 2018 second quarter of $0.5 million. There was a net foreign exchange loss for the six months ended June 30, 2019 of $0.9 million, compared to a net foreign exchange loss for the six months ended June 30, 2018 of $0.7 million.
Preferred dividends for the 2019 second quarter were $4.9 million, compared to $4.9 million for the 2018 second quarter. Preferred dividends for the six months ended June 30, 2019 were $9.8 million, in-line with $9.8 million for the six months ended June 30, 2018.
Conference Call
The Company will hold a conference call on Tuesday, July 30, 2019 at 1:00 p.m. Eastern time to discuss its 2019 second quarter results. A live webcast of this call will be available via the Investors section of the Company’s website at http://investors.watfordre.com. A replay of the conference call will also be available via the Investors section of the Company’s website beginning on August 1st.
About Watford Holdings Ltd.
Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $1.2 billion in capital, as of June 30, 2019, comprised of $221.2 million of contingently redeemable preference shares and $961.3 million of common shareholders’ equity, with operations in Bermuda, the United States, and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” from Kroll Bond Rating Agency.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	(Unaudited)
	June 30,	December 31,
	2019	2018
Assets	($ in thousands)
Investments:
Term loans, fair value option (Amortized cost: $1,099,970 and $1,055,664)	$1,042,879	$1,000,652
Fixed maturities, fair value option (Amortized cost: $634,920 and $972,653)	616,863	922,819
Short-term investments, fair value option (Cost: $232,488 and $281,959)	232,177	282,132
Equity securities, fair value option	56,524	56,638
Other investments, fair value option	24,505	49,762
Investments, fair value option	1,972,948	2,312,003
Fixed maturities, available for sale (Amortized cost: $728,757 and $397,509)	732,454	393,351
Equity securities, fair value through net income	64,703	33,013
Total investments	2,770,105	2,738,367
Cash and cash equivalents	68,977	63,529
Accrued investment income	16,916	19,461
Premiums receivable	228,588	227,301
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	123,961	86,445
Prepaid reinsurance premiums	79,513	61,587
Deferred acquisition costs, net	71,557	80,858
Receivable for securities sold	29,425	24,507
Intangible assets	7,650	7,650
Funds held by reinsurers	55,536	44,830
Other assets	16,300	18,321
Total assets	$3,468,528	$3,372,856
Liabilities
Reserve for losses and loss adjustment expenses	$1,126,080	$1,032,760
Unearned premiums	375,323	390,114
Losses payable	71,270	24,750
Reinsurance balances payable	23,312	21,034
Payable for securities purchased	51,216	60,142
Payable for securities sold short	48,823	8,928
Revolving credit agreement borrowings	558,297	693,917
Amounts due to affiliates	5,741	5,888
Investment management and performance fees payable	12,490	3,807
Other liabilities	13,505	20,916
Total liabilities	$2,286,057	$2,262,256
Commitments and contingencies
Contingently redeemable preferred shares	221,175	220,992
Shareholders’ equity
Common shares ($0.01 par; shares authorized: 120 million; shares issued: 22,692,300 and 22,682,875)	227	227
Additional paid-in capital	897,716	895,386
Retained earnings (deficit)	60,182	(1,275)
Accumulated other comprehensive income (loss)	3,171	(4,730)
Total shareholders’ equity	961,296	889,608
Total liabilities, contingently redeemable preferred shares and shareholders’ equity	$3,468,528	$3,372,856

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED STATEMENT OF INCOME (LOSS) (UNAUDITED)

	(Unaudited)			(Unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change QTR %	2019	2018	Change YTD %
Revenues	($ in thousands except share and per share data)
Gross premiums written	$161,978	$175,175	(8)%	$348,667	$389,045	(10)%
Gross premiums ceded	(42,608)	(34,589)	23%	(83,910)	(68,907)	22%
Net premiums written	119,370	140,586	(15)%	264,757	320,138	(17)%
Change in unearned premiums	31,948	18,932	69%	32,655	(23,873)	(237)%
Net premiums earned	151,318	159,518	(5)%	297,412	296,265	—%
Other underwriting income (loss)	673	688	(2)%	1,265	1,389	(9)%
Interest income	38,596	36,481	6%	81,737	71,126	15%
Investment management fees - related parties	(4,570)	(4,156)	10%	(8,979)	(8,302)	8%
Borrowing and miscellaneous other investment expenses	(7,611)	(6,283)	21%	(15,909)	(12,643)	26%
Net interest income	26,415	26,042	1%	56,849	50,181	13%
Realized and unrealized gains (losses) on investments	(936)	(10,614)	(91)%	32,784	(12,620)	(360)%
Investment performance fees - related parties	(1,692)	(1,602)	6%	(7,492)	(4,199)	78%
Net investment income (loss)	23,787	13,826	72%	82,141	33,362	146%
Total revenues	175,778	174,032	1%	380,818	331,016	15%
Expenses
Loss and loss adjustment expenses	(111,416)	(117,141)	(5)%	(222,266)	(215,130)	3%
Acquisition expenses	(35,417)	(37,967)	(7)%	(69,391)	(72,930)	(5)%
General and administrative expenses	(9,751)	(5,416)	80%	(16,991)	(10,473)	62%
Net foreign exchange gains (losses)	(441)	548	(180)%	(878)	(735)	19%
Total expenses	(157,025)	(159,976)	(2)%	(309,526)	(299,268)	3%
Income (loss) before income taxes	18,753	14,056	33%	71,292	31,748	125%
Income tax expense	(20)	(24)	(17)%	(20)	(27)	(26)%
Net income (loss) before preferred dividends	18,733	14,032	34%	71,272	31,721	125%
Preferred dividends	(4,908)	(4,908)	—%	(9,815)	(9,815)	—%
Net income (loss) available to common shareholders	$13,825	$9,124	52%	$61,457	$21,906	181%
Earnings (loss) per share:
Basic	$0.61	$0.41	49%	$2.71	$0.97	179%
Diluted	$0.61	$0.41	49%	$2.71	$0.97	179%
Weighted average number of ordinary shares used in the determination of earnings (loss) per share:
Basic	22,740,762	22,682,875	—%	22,711,833	22,682,875	—%
Diluted	22,747,033	22,682,875	—%	22,714,969	22,682,875	—%

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Numerator:	($ in thousands except share and per share data)
Net income (loss) before preferred dividends	$18,733	$14,032	$71,272	$31,721
Preferred dividends	(4,908)	(4,908)	(9,815)	(9,815)
Net income (loss) available to common shareholders	$13,825	$9,124	$61,457	$21,906
Denominator:
Weighted average common shares outstanding - basic	22,740,762	22,682,875	22,711,833	22,682,875
Effect of dilutive common share equivalents:
Weighted average non-vested restricted share units (1)	6,271	—	3,136	—
Weighted average common shares outstanding - diluted	22,747,033	22,682,875	22,714,969	22,682,875
Earnings (loss) per common share:
Basic	$0.61	$0.41	$2.71	$0.97
Diluted	$0.61	$0.41	$2.71	$0.97
(1) During the second quarter of 2019, the Company granted 165,287 restricted share units and common shares to certain employees and directors, 82,360 of which are non-vested as of June 30, 2019.

	June 30,	March 31,	December 31,
	2019	2019	2018
Numerator:	($ in thousands except share and per share data)
Total shareholders’ equity	$961,296	$941,891	$889,608
Denominator:
Common shares outstanding - basic	22,765,802	22,682,875	22,682,875
Effect of dilutive common share equivalents:
Non-vested restricted share units (1)	82,360	—	—
Common shares outstanding - diluted	22,848,162	22,682,875	22,682,875

Book value per basic common share	$42.23	$41.52	$39.22
Book value per diluted common share	$42.07	$41.52	$39.22
(1) During the second quarter of 2019, the Company granted 165,287 restricted share units and common shares to certain employees and directors, 82,360 of which are non-vested as of June 30, 2019.
Comments on Regulation G
Throughout this release, the Company presents its operations in the way it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use the Company’s financial information in evaluating the performance of the Company and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP financial measures in assessing the Company’s overall financial performance.
This presentation includes the use of “underwriting income (loss)” (which is defined as net premiums earned less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses), “adjusted underwriting income (loss)” (which is defined as underwriting income (loss) plus other underwriting income (loss) less certain corporate expenses), and “adjusted

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

combined ratio” (which is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss)). Certain corporate expenses are generally comprised of non-recurring costs of the holding company, such as costs associated with the initial setup of subsidiaries, as well as costs associated with the ongoing operations of the holding company such as compensation of certain executives.
The presentation of underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net income (loss) available to common shareholders (the most directly comparable GAAP financial measure) in accordance with Regulation G is included on the following pages of this release.
Underwriting income (loss) is useful in evaluating our underwriting performance, without regard to other underwriting income (losses), net investment income (losses), net foreign exchange gains (losses), income tax expenses and preferred dividends, and adjusted underwriting income (loss) is useful in evaluating our underwriting performance, without regard to net investment income (losses), net foreign exchange gains (losses), income tax expenses, preferred dividends and certain corporate expenses, and the adjusted combined ratio is a key indicator of our profitability, without regard to certain corporate expenses.  The Company believes that preferred dividends, income tax expense, foreign exchange gains (losses), net investment income (loss), other underwriting income (loss) and certain corporate expenses in any particular period are not indicative of the performance of, or trends in, the Company’s underwriting performance. Although preferred dividends, income tax expense, foreign exchange gains (losses), net investment income (loss) and other underwriting income (loss) are an integral part of the Company’s operations, the decision to realize investment gains or losses, the recognition of the change in the carrying value of investments accounted for using the fair value option in net realized gains or losses, and the recognition of foreign exchange gains or losses are independent of the underwriting process and result, in large part, from general economic and financial market conditions. Furthermore, certain users of the Company’s financial information believe that, for many companies, the timing of the realization of investment gains or losses is largely opportunistic. The Company believes that certain corporate expenses, due to their non-recurring nature, are not indicative of the performance of, or trends in, the Company’s business performance. Due to these reasons, the Company excludes preferred dividends, income tax expense, foreign exchange gains (losses), net investment income (loss), other underwriting income (loss) from the calculation of underwriting income (loss), and excludes preferred dividends, income tax expense, foreign exchange gains (losses), net investment income (loss) and certain corporate expenses from the calculation of adjusted underwriting income (loss) and the adjusted combined ratio.
The Company believes that showing underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio exclusive of the items referred to above reflects the underlying fundamentals of the Company’s business since the Company evaluates the performance of its business using underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio. The Company believes that this presentation enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. The Company also believes that this measure follows industry practice and, therefore, allows the users of the Company’s financial information to compare the Company’s performance with its industry peer group. The Company believes that the equity analysts and certain rating agencies, which follow the Company and the insurance industry as a whole generally exclude these items from their analysis for the same reasons.
This presentation also includes the non-investment grade portfolio and investment grade portfolio components of our investment returns: “net interest income yield on average net assets” (calculated as net interest income divided by average net assets), “net investment income return on average

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

total investments” (calculated as net investment income divided by average total investments), and “net investment income return on average net assets” (calculated as net investment income divided by average net assets). Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payables for securities sold short. For the three-month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss) or the net assets calculation.
The presentation of the separate components of our investment returns (non-investment grade portfolio and investment grade portfolio) are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net interest income and net investment income (loss), the most directly comparable GAAP financial measures, in accordance with Regulation G is included on the following pages of this release.
The non-investment grade portfolio and investment grade portfolio components of our investment returns (net interest income yield on average net assets, net investment income return on average net assets and on average total investments, respectively) are useful in evaluating our investment performance. The non-investment grade portfolio components of these investment returns reflect the performance of our investment strategy under HPS Investment Partners, LLC (“HPS”), which includes the use of leverage. The investment grade portfolio component of these returns reflect the performance of the investment portfolios that predominantly support our underwriting collateral.
The following tables presents a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders, and a reconciliation of adjusted underwriting income (loss) to underwriting income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ in thousands)
Net income (loss) available to common shareholders	$13,825	$9,124	$61,457	$21,906
Preferred dividends	4,908	4,908	9,815	9,815
Net income (loss) before dividends	18,733	14,032	71,272	31,721
Income tax expense	20	24	20	27
Net foreign exchange (gains) losses	441	(548)	878	735
Net investment (income) loss	(23,787)	(13,826)	(82,141)	(33,362)
Other underwriting (income) loss	(673)	(688)	(1,265)	(1,389)
Underwriting income (loss)	(5,266)	(1,006)	(11,236)	(2,268)
Certain corporate expenses	4,795	1,010	6,758	2,153
Other underwriting income (loss)	673	688	1,265	1,389
Adjusted underwriting income (loss)	$202	$692	$(3,213)	$1,274

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The adjusted combined ratio reconciles to the combined ratio for the three and six months ended June 30, 2019 and 2018 as follows:

	Three Months Ended June 30,
	2019			2018
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$111,416	$—	$111,416	$117,141	$—	$117,141
Acquisition expenses	35,417	—	35,417	37,967	—	37,967
General & administrative expenses (1)	9,751	(4,795)	4,956	5,416	(1,010)	4,406
Net premiums earned (1)	151,318	673	151,991	159,518	688	160,206

Loss ratio	73.6%			73.4%
Acquisition expense ratio	23.4%			23.8%
General & administrative expense ratio (1)	6.5%			3.4%
Combined ratio	103.5%			100.6%
Adjusted loss ratio			73.3%			73.1%
Adjusted acquisition expense ratio			23.3%			23.7%
Adjusted general & administrative expense ratio			3.3%			2.8%
Adjusted combined ratio			99.9%			99.6%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

	Six Months Ended June 30,
	2019			2018
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$222,266	$—	$222,266	$215,130	$—	$215,130
Acquisition expenses	69,391	—	69,391	72,930	—	72,930
General & administrative expenses (1)	16,991	(6,758)	10,233	10,473	(2,153)	8,320
Net premiums earned (1)	297,412	1,265	298,677	296,265	1,389	297,654

Loss ratio	74.7%			72.6%
Acquisition expense ratio	23.3%			24.6%
General & administrative expense ratio (1)	5.8%			3.5%
Combined ratio	103.8%			100.7%
Adjusted loss ratio			74.4%			72.3%
Adjusted acquisition expense ratio			23.2%			24.5%
Adjusted general & administrative expense ratio			3.5%			2.8%
Adjusted combined ratio			101.1%			99.6%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the components of our total investment return for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30, 2019				Three Months Ended June 30, 2018
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$32,492	$6,104	$—	$38,596	$32,378	$4,103	$—	$36,481
Investment management fees - related parties	(4,171)	(399)	—	(4,570)	(3,868)	(288)	—	(4,156)
Borrowing and miscellaneous other investment expenses	(3,809)	(238)	(3,564)	(7,611)	(3,579)	(59)	(2,645)	(6,283)
Net interest income	24,512	5,467	(3,564)	26,415	24,931	3,756	(2,645)	26,042
Net realized gains (losses) on investments	(177)	966	—	789	(79)	(1,671)	—	(1,750)
Net unrealized gains (losses) on investments (1)	(4,511)	2,786	—	(1,725)	(8,594)	(270)	—	(8,864)
Investment performance fees - related parties	(1,692)	—	—	(1,692)	(1,602)	—	—	(1,602)
Net investment income (loss)	$18,132	$9,219	$(3,564)	$23,787	$14,656	$1,815	$(2,645)	$13,826

Average total investments (2)	$1,871,286	$928,850	$—	$2,800,136	$1,830,469	$800,567	$—	$2,631,036
Average net assets (3)	$1,548,237	$924,948	$(327,619)	$2,145,566	$1,460,949	$804,513	$(284,561)	$1,980,901

Net interest income yield on average net assets (3)	1.6%	0.6%		1.2%	1.7%	0.5%		1.3%
Net investment income return on average total investments (2)	1.0%	1.0%		0.8%	0.8%	0.2%		0.5%
Net investment income return on average net assets (3)	1.2%	1.0%	(1.1)%	1.1%	1.0%	0.2%	(0.9)%	0.7%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments. For the three-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Six Months Ended June 30, 2019				Six Months Ended June 30, 2018
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$69,831	$11,906	$—	$81,737	$63,256	$7,870	$—	$71,126
Investment management fees - related parties	(8,242)	(737)	—	(8,979)	(7,720)	(582)	—	(8,302)
Borrowing and miscellaneous other investment expenses	(8,667)	(442)	(6,800)	(15,909)	(7,525)	(194)	(4,924)	(12,643)
Net interest income	52,922	10,727	(6,800)	56,849	48,011	7,094	(4,924)	50,181
Net realized gains (losses) on investments	1,142	929	—	2,071	(9,325)	(4,066)	—	(13,391)
Net unrealized gains (losses) on investments (1)	23,114	7,599	—	30,713	6,569	(5,798)	—	771
Investment performance fees - related parties	(7,492)	—	—	(7,492)	(4,199)	—	—	(4,199)
Net investment income (loss)	$69,686	$19,255	$(6,800)	$82,141	$41,056	$(2,770)	$(4,924)	$33,362

Average total investments (2)	$1,883,565	$908,637	$—	$2,792,202	$1,788,239	$784,975	$—	$2,573,214
Average net assets (3)	$1,527,241	$905,937	$(322,303)	$2,110,875	$1,447,414	$788,692	$(275,463)	$1,960,643

Net interest income yield on average net assets (3)	3.5%	1.2%		2.7%	3.3%	0.9%		2.6%
Net investment income return on average total investments (2)	3.7%	2.1%		2.9%	2.3%	(0.4)%		1.3%
Net investment income return on average net assets (3)	4.6%	2.1%	(2.1)%	3.9%	2.8%	(0.4)%	(1.8)%	1.7%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments is calculated by dividing net investment income by average total investments. For the six-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	As of June 30, 2019				As of June 30, 2018
	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total
	($ in thousands)
Average total investments - QTD	$1,871,286	$928,850	$—	$2,800,136	$1,830,469	$800,567	$—	$2,631,036
Average total investments - YTD	1,883,565	908,637	—	2,792,202	1,788,239	784,975	—	2,573,214

Average net assets - QTD	1,548,237	924,948	(327,619)	2,145,566	1,460,949	804,513	(284,561)	1,980,901
Average net assets - YTD	1,527,241	905,937	(322,303)	2,110,875	1,447,414	788,692	(275,463)	1,960,643

Total investments	$1,833,476	$936,629	$—	$2,770,105	$1,920,978	$806,525	$—	$2,727,503
Accrued Investment Income	11,834	5,082	—	16,916	13,980	4,128	—	18,108
Receivable for Securities Sold	29,367	58	—	29,425	31,352	35	—	31,387
Less: Payable for Securities Purchased	46,412	4,804	—	51,216	132,164	—	—	132,164
Less: Payable for Securities Sold Short	48,823	—	—	48,823	24,529	—	—	24,529
Less: Revolving credit agreement borrowings	229,546	—	328,751	558,297	324,655	—	289,807	614,462
Net assets	$1,549,896	$936,965	$(328,751)	$2,158,110	$1,484,962	$810,688	$(289,807)	$2,005,843
Non-investment grade borrowing ratio (1)	14.8%				21.9%

Unrealized gains on investments	$27,068	$8,160	$—	$35,228	$43,329	$206	$—	$43,535
Unrealized losses on investments	(109,200)	(4,737)	—	(113,937)	(35,373)	(13,074)	—	(48,447)
Net unrealized gains (losses) on investments	$(82,132)	$3,423	$—	$(78,709)	$7,956	$(12,868)	$—	$(4,912)
(1) The non-investment grade borrowing ratio is calculated as revolving credit agreement borrowings divided by net assets.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology.
Forward-looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this release, in the Company’s Registration Statement on Form S-1 (File No. 333-230080) (as amended, the “Form S-1”) filed with the Securities and Exchange Commission (the “SEC”), and in the Company’s periodic reports filed with the SEC, and include:

•	our limited operating history;

•	fluctuations in the results of our operations;

•	our ability to compete successfully with more established competitors;

•	our losses exceeding our reserves;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	our dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•	our potential inability to pay dividends or distributions;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	our dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;

•	the suspension or revocation of our subsidiaries’ insurance licenses;

•	Watford Holdings potentially being deemed an investment company under U.S. federal securities law;

•	the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company (“PFIC”);

•	our dependence on certain subsidiaries of Arch Capital Group Ltd. (“Arch”) for services critical to our underwriting operations;

•	changes to our strategic relationship with Arch or the termination by Arch of any of our services agreements or quota share agreements;

•	our dependence on HPS and Arch Investment Management Ltd. (“AIM”) to implement our investment strategy;

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

•	the termination by HPS or AIM of any of our investment management agreements;

•	risks associated with our investment strategy being greater than those faced by competitors;

•	changes in the regulatory environment;

•	our potentially becoming subject to U.S. federal income taxation;

•	our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act (“FATCA”) provisions; and

•
the other matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of the Company’s Form S-1, as well as the other factors set forth in the Company’s other documents on file with the SEC, and management’s response to any of the aforementioned factors.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contacts
Robert L. Hawley: (441) 278-3456
rhawley@watfordre.com

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com